CONFIRMING STATEMENT

    This Statement confirms that the undersigned, Gregg R. Dedrick, has authorized and designated Gail Sharps Myers or Jasmine Taylor to execute electronically and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Denny's Corporation.  The authority of Gail Sharps Myers and Jasmine Taylor under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Denny's Corporation, unless earlier revoked in writing.  The undersigned acknowledges that Gail Sharps Myers or Jasmine Taylor is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                            Dated:                                                                                                             01/06/22                                                                              /s/ Gregg R. Dedrick
                                                                                                                                                                                                                                Gregg R. Dedrick